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                                                                     Exhibit-4.6

COMMERCIAL PAPER DEALER AGREEMENT

Between:

HARRAH'S OPERATING COMPANY, INC., as Issuer,

HARRAH'S ENTERTAINMENT, INC., as Guarantor,

and

BANC OF AMERICA SECURITIES LLC, as Dealer

Concerning Notes to be issued pursuant to an Issuing and Paying Agency Agreement dated as of May 19, 2000 between the Issuer and Bank One, National Association, as Issuing and Paying Agent.

Dated As of

May 3, 2000

COMMERCIAL PAPER DEALER AGREEMENT
3(a)(3) Program

This agreement("Agreement") sets forth the understandings between the Issuer, the Guarantor and the Dealer, each named above, in connection with the issuance and sale by the Issuer of its short-term commercial paper promissory notes through the Dealer (the "Notes") with the guarantee of the Guarantor in the form attached hereto.

Certain terms used in this Agreement are defined in Section 6 hereof.

The Addendum to this Agreement, and any Annexes or Exhibits described in this Agreement or such Addendum, are hereby incorporated into this Agreement and made fully a part hereof.

Section 1.        Issuance and Sale of Notes.

         1.1 While (i) the Issuer has and shall have no obligation to sell the Notes to the Dealer or to permit the Dealer to arrange any sale of the Notes for the account of the Issuer, and (ii) the Dealer has and shall have no obligation to purchase the Notes from the Issuer or to arrange any sale of the


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                  Notes for the account of the Issuer, the parties hereto agree that in any case where the Dealer purchases Notes from the Issuer, or arranges for the sale of Notes by the Issuer, such Notes will be purchased or sold by the Dealer in reliance on the representations, warranties, covenants and agreements of the Issuer and the Guarantor contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein.

         1.2 So long as this Agreement shall remain in effect, the Issuer shall not, without the consent of the Dealer, offer, solicit or accept offers to purchase, or sell, any Notes or notes substantially similar to the Notes in reliance upon the exemption from registration under the Securities Act contained in Section 3(a)(3) thereof, except (a) in transactions with one or more dealers which may from time to time after the date hereof become dealers with respect to the Notes by executing with the Issuer one or more agreements substantially similar to this Agreement, of which the Issuer hereby undertakes to provide the Dealer prompt notice, (b) in transactions with the other dealers listed on the Addendum hereto, which are executing agreements with the Issuer substantially similar to this Agreement contemporaneously herewith or (c) directly on its own behalf in transactions with persons other than broker-dealers with respect to which no commission is payable.

         1.3 The Notes shall be in a minimum denomination or minimum amount, whichever is applicable, of $100,000 or integral multiples of $1,000 in excess thereof, will bear such interest rates, if interest bearing, or will be sold at such discount from their face amounts, as shall be agreed upon by the Dealer and the Issuer; shall have a maturity not exceeding 270 days from the date of issuance (exclusive of days of grace); and shall not contain any provision for extension, renewal or automatic "rollover." The


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                  Notes shall be issued in the ordinary course of the Issuer's business.

         1.4 The authentication, delivery and payment of the Notes shall be effected in accordance with the Issuing and Paying Agency Agreement and the Notes shall be either individual bearer physical certificates or represented by book-entry Notes registered in the name of DTC or its nominee in the form or forms annexed to the Issuing and Paying Agency Agreement.

         1.5 If the Issuer and the Dealer shall agree on the terms of the purchase of any Note by the Dealer or the sale of any Note arranged by the Dealer (including, but not limited to, agreement with respect to the date of issue, purchase price, principal amount, maturity and interest rate (in the case of interest-bearing Notes) or discount thereof (in the case of Notes issued on a discount basis), and appropriate compensation for the Dealer's services hereunder) pursuant to this Agreement, the Issuer shall cause such Note to be issued and delivered in accordance with the terms of the Issuing and Paying Agency Agreement and payment for such Note shall be made by the purchaser thereof, either directly or through the Dealer, to the Issuer. Except as otherwise agreed, in the event that the Dealer is acting as an agent and a customer shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, the Dealer shall promptly notify the Issuer, and if the Dealer has theretofore paid the Issuer for the Note, the Issuer will promptly return such funds to the Dealer against its return of the Note to the Issuer, in the case of a certificated Note, and upon notice of such failure in the case of a book-entry Note. If such failure occurred for any reason other than default by the Dealer, the Issuer shall reimburse the Dealer on an equitable basis for the Dealer's loss of the use of such funds for the period such funds were credited to the Issuer's account.

Section 2.        Representations and Warranties of Issuer and the Guarantor.


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The Issuer and the Guarantor jointly and severally represent and warrant that:

         2.1 The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all the requisite power and authority to execute, deliver and perform its obligations under the Notes, this Agreement and the Issuing and Paying Agency Agreement.

         2.2 The Guarantor is a corporation or limited liability company duly organized, and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all the requisite power and authority to execute, deliver and perform its obligations under the Guarantee, this Agreement and the Issuing and Paying Agency Agreement.

         2.3 This Agreement, the Guarantee and the Issuing and Paying Agency Agreement have been duly authorized, executed and delivered by the Issuer and the Guarantor and constitute legal, valid and binding obligations of the Issuer and the Guarantor enforceable against the Issuer and the Guarantor in accordance with their terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         2.4 The Notes and the Guarantee have been duly authorized, and when issued and delivered as provided in the Issuing and Paying Agency Agreement, will be duly and validly issued and delivered and will constitute legal, valid and binding obligations of the Issuer and the Guarantor enforceable against the Issuer and the Guarantor in accordance with their terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether


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                  enforcement is sought in a proceeding in equity or at law).

         2.5 The Notes are not required to be registered under the Securities Act, pursuant to the exemption from registration contained in Section 3(a)(3) thereof, and no indenture in respect of the Notes is required to be qualified under the Trust Indenture Act of 1939, as amended; and the Notes are and will be rated as "prime quality" commercial paper by at least one nationally recognized statistical rating organization and will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Issuer.

         2.6 No consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the SEC, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of, this Agreement, the Guarantee, the Notes or the Issuing and Paying Agency Agreement, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

         2.7 Neither the execution and delivery of this Agreement, the Guarantee and the Issuing and Paying Agency Agreement, nor the issuance and delivery of the Notes in accordance with the Issuing and Paying Agency Agreement, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Issuer and the Guarantor, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Issuer and the Guarantor, or (ii) violate or result in a breach or an event of default under any of the terms of the Issuer's charter documents or by-laws, any contract or instrument to which the Issuer and the Guarantor is a party or by which it or its property is bound, or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which the


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                  Issuer and the Guarantor is subject or by which it or its
                  property is bound, which breach or event of default might have a material adverse effect on the condition (financial or otherwise), operations or business prospects of the Issuer and the Guarantor or the ability of the Issuer and the Guarantor to perform its obligations under this Agreement, the Guarantee, the Notes or the Issuing and Paying Agency Agreement.

         2.8 Neither the Issuer nor the Guarantor will not be in default of any of its obligations hereunder, under the Notes, the Guarantee or under the Issuing and Paying Agency Agreement, at any time that any of the Notes are outstanding.

         2.9 There is no litigation or governmental proceeding pending, or to the knowledge of the Issuer and the Guarantor threatened, against or affecting the Issuer or the Guarantor or any of its subsidiaries which might result in a material adverse change in the condition (financial or otherwise), operations or business prospects of the Issuer and the Guarantor or the ability of the Issuer and the Guarantor to perform its obligations under this Agreement, the Guarantee, the Notes or the Issuing and Paying Agency Agreement.

         2.10 Neither the Issuer nor the Guarantor is an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         2.11 Neither the Offering Materials nor the Company Information contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.12 Each (a) issuance of Notes by the Issuer hereunder and (b) amendment or supplement of the Offering Materials shall be deemed a representation and warranty by the Issuer and the Guarantor to the Dealer, as of the date thereof,


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                  that, both before and after giving effect to such issuance, and after giving effect to such amendment or supplement, (i) the representations and warranties given by the Issuer and the Guarantor set forth above in this Section 2 remain true and correct on and as of such date as if made on and as of such date, (ii) in the case of an issuance of Notes with the Guarantee, the Notes being issued on such date have been duly and validly issued and constitute legal, valid and binding obligations of the Issuer and the Guarantor, enforceable against the Issuer and the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (iii) in the case of an issuance of Notes, since the date of the most recent Offering Materials, there has been no material adverse change in the condition (financial or otherwise), operations or business prospects of the Issuer and the Guarantor which has not been disclosed to the Dealer in writing, and (iv) the Issuer is not in default of any of its obligations hereunder, under the Notes or under the Issuing and Paying Agency Agreement.

Section 3.        Covenants and Agreements of Issuer and the Guarantor.

Each of the Issuer and the Guarantor covenants and agrees that:

         3.1 They will give the Dealer prompt notice (but in any event prior to any subsequent issuance of Notes hereunder) of any amendment to, modification of, or waiver with respect to, the Notes, the Guarantee or the Issuing and Paying Agency Agreement, including a complete copy of any such amendment, modification or waiver.

         3.2 They shall, whenever there shall occur any change in the Issuer's or the Guarantor's condition (financial or otherwise), operations or business prospects or any development or occurrence in relation to the Issuer and the Guarantor that would be material to holders of the Notes or


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                  potential holders of the Notes (including any formal ratings action (downgrading or otherwise) accorded any of the Issuer's or the Guarantor's securities by any nationally recognized statistical rating organization which has published a rating of the Notes), promptly, and in any event prior to any subsequent issuance of Notes hereunder, notify the Dealer (by telephone, confirmed in writing) of such change, development, or occurrence.

         3.3 They shall from time to time furnish to the Dealer such information as the Dealer may reasonably request including, without limitation, any press releases or material provided by the Issuer and the Guarantor to any national securities exchange or rating agency, regarding (i) the Issuer's and the Guarantor's operations and financial condition, (ii) the due authorization and execution of the Notes, and (iii) the Issuer's and the Guarantor's ability to pay the Notes as they mature.

         3.4 They will take all such action as the Dealer may reasonably request to ensure that each offer and each sale of the Notes will comply with any applicable state Blue Sky laws; provided, that neither the Issuer nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         3.5 The Issuer will use the proceeds of each sale of the Notes for "current transactions" within the meaning of Section 3(a)(3) of the Securities Act.

         3.6 The Issuer shall not issue Notes hereunder until the Dealer shall have received (a) an opinion of counsel to the Issuer, addressed to the Dealer, satisfactory in form and substance to


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                  the Dealer, (b) a copy of the executed Issuing and Paying
                  Agency Agreement as then in effect, (c) a copy of resolutions adopted by the Board of Directors of the Issuer, satisfactory in form and substance to the Dealer and certified by the Secretary or similar officer of the Issuer authorizing the execution and delivery by the Issuer of this Agreement, the Notes and the Issuing and Paying Agency Agreement and consummation by the Issuer of the transactions contemplated hereby and thereby, (d) prior to the issuance of any Notes represented by a book-entry Note registered in the name of DTC or its nominee, a copy of the executed Letter of Representations among the Issuer, the Issuing and Paying Agent and DTC, (e) a copy of the Guarantee, as is then in effect,
                  (f) a copy of the Guarantor's resolutions adopted by the Guarantor's Board of Directors authorizing such Guarantee, (g) an opinion of counsel for the Guarantor, and, (h) such other certificates, letters, opinions and documents as the Dealer shall have reasonably requested.

         3.7 The Issuer shall reimburse the Dealer for all of the Dealer's reasonable out-of-pocket expenses related to this Agreement, including expenses incurred in connection with its preparation and negotiation, and the transactions contemplated hereby (including, but not limited to, the printing and distribution of the Offering Materials and any advertising expense), and, if applicable, for the reasonable attorney fees and out-of-pocket expenses of the Dealer's counsel.

Section 4.        Disclosure.

         4.1 Offering Materials which may be provided to purchasers and prospective purchasers of the Notes shall be prepared for use in connection with the transactions contemplated by this Agreement. The Offering Materials and their contents (other than the Dealer Information) shall be the sole responsibility of the Issuer or the Guarantor. The Issuer of the Guarantor authorizes the Dealer to distribute the Offering Materials as the Dealer shall see fit.

         4.2 The Issuer agrees promptly to furnish the Dealer the Company Information as it becomes available and the Guarantor agrees to promptly furnish to


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                  the Dealer Guarantor information as it becomes available.

         4.3 (a) The Issuer and the Guarantor further agree to notify the Dealer promptly upon the occurrence of any event relating to or affecting the Issuer or the Guarantee that would cause the Offering Materials then in existence to include an untrue statement of material fact or to omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                  (b) In the event that the Dealer notifies the Issuer or the Guarantor that it has Notes it is holding in inventory, the Issuer or the Guarantor agree promptly to supplement or amend the Offering Materials so that such Offering Materials, as amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Issuer or the Guarantor shall make such supplement or amendment available to the Dealer and prospective holders of Notes.

                  (c) In the event that (i) the Dealer does not notify the Issuer or the Guarantor that it is then holding Notes in inventory and (ii) the Issuer or the Guarantor chooses not to promptly amend or supplement the Offering Materials in the manner described in clause (b) above, then all solicitations and sales of Notes shall be suspended until such time as the Issuer or the Guarantor has so amended or supplemented the Offering Materials, and made such amendment or supplement available to the Dealer and prospective holders of Notes.

Section 5.        Indemnification and Contribution.

         5.1 The Issuer and the Guarantor will indemnify and hold harmless the Dealer, each individual, corporation, partnership, trust, association or other entity controlling the Dealer, any


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                  affiliate of the Dealer or any such controlling entity and their respective directors, officers, employees, partners, incorporators, shareholders, servants, trustees and agents (hereinafter the "Indemnitees") against any and all liabilities, penalties, suits, causes of action, losses, damages, claims, costs and expenses (including, without limitation, fees and disbursements of counsel) or judgments of whatever kind or nature (each a "Claim"), imposed upon, incurred by or asserted against the Indemnitees arising out of or based upon (i) any allegation that the Offering Materials, the Company Information, the Guarantor Information or any information provided by the Issuer and the Guarantor to the Dealer includes an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) arising out of or based upon the breach by the Issuer or the Guarantor of any agreement, covenant or representation made in or pursuant to this Agreement. This indemnification shall not apply to the extent that the Claim arises out of or is based upon Dealer Information.

         5.2 Provisions relating to claims made for indemnification under this Section 5 are set forth on Exhibit A to this Agreement.

         5.3 In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 5 is held to be unavailable or insufficient to hold harmless the Indemnitees, although applicable in accordance with the terms of this Section 5, the Issuer and the Guarantor shall contribute to the aggregate costs incurred by the Dealer in connection with any Claim in the proportion of the respective economic interests of the Issuer, the Guarantor and the Dealer; provided, however, such contribution by the Issuer shall be in an amount such that the aggregate costs incurred by the Dealer do not exceed the aggregate of the commissions and fees earned by the Dealer hereunder with respect to the issue or issues of


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                  Notes to which such Claim relates. The respective economic interests shall be calculated by reference to the aggregate proceeds to the Issuer of the Notes issued hereunder and the aggregate commissions and fees earned by the Dealer hereunder.

Section 6.        Definitions.

         6.1      "Claim" shall have the meaning set forth in Section 5.1.

         6.2 "Company Information" at any given time shall mean the Offering Materials together with, to the extent applicable,
                  (i) the Issuer's most recent report on Form 10-K filed with the SEC and each report on Form 10-Q or 8-K filed by the Issuer with the SEC since the most recent Form 10-K, (ii) the Issuer's most recent annual audited financial statements and each interim financial statement or report prepared subsequent thereto, if not included in item (i) above, (iii) the Issuer's and its affiliates' other publicly available recent reports, including, but not limited to, any publicly available filings or reports provided to their respective shareholders, (iv) any other information or disclosure prepared pursuant to Section
                  4.3 hereof and (v) any information prepared or approved by the Issuer for dissemination to investors or potential investors in the Notes.

         6.3 "Dealer Information" shall mean material concerning the Dealer and provided by the Dealer in writing expressly for inclusion in the Offering Materials.

         6.4      "DTC" shall mean The Depository Trust Company.

         6.5      "Indemnitee" shall have the meaning set forth in Section 5.1.

         6.6 "Issuing and Paying Agency Agreement" shall mean the issuing and paying agency agreement described on the cover page of this Agreement, as such agreement may be amended or supplemented from time to time.


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         6.7      "Issuing and Paying Agent" shall mean the party designated as such on the cover page of this Agreement, as issuing and paying agent under the Issuing and Paying Agency Agreement.

         6.8 "Offering Materials" shall mean offering materials prepared in accordance with Section 4, which may be provided to purchasers and prospective purchasers of the Notes, and shall include amendments and supplements thereto which may be prepared from time to time in accordance with this Agreement.

         6.9      "SEC" shall mean the U.S. Securities and Exchange Commission.

         6.10 "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

         6.11 "Guarantor Information" at any given time shall mean the Offering Materials together with, to the extent applicable,
                  (i) the Guarantors' most recent report of Form 10-K filed with the SEC and each report on Form 10-Q or 8-K filed by the Issuer with the SEC since the most recent Form 10-K, (ii) the Guarantors' most recent annual audited financial statements and each interim financial statement or report prepared subsequent thereto, if not included in item (i) above, (iii) the Guarantors' other publicly available recent reports, including, but not limited to, any publicly available filings or reports provided to their respective shareholders, (iv) any other information or disclosure prepared pursuant to Section
                  4.3 hereof and (v) any other information prepared or approved by the Guarantors for dissemination to investors or potential investors in the Notes.

         6.12 "Guarantee" shall have the meaning set forth in the first paragraph of this Agreement.

Section 7.        General.

         7.1 Unless otherwise expressly provided herein, all notices under this Agreement to parties hereto


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                  shall be in writing and shall be effective when received at the address of the respective party set forth in the Addendum to this Agreement.

         7.2 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

         7.3 Each of the Issuer and the Guarantor agrees that any suit, action or proceeding brought by the Issuer or the Guarantor against the Dealer in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes shall be brought solely in the United States federal courts located in the borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan. EACH OF THE ISSUER AND THE GUARANTOR WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         7.4 This Agreement may be terminated, at any time, by the Issuer or the Guarantor, upon one business day's prior notice to such effect to the Dealer, or by the Dealer upon one business day's prior notice to such effect to the Issuer. Any such termination, however, shall not affect the obligations of the Issuer under Sections 3.7, 5 and 7.3 hereof or the respective representations, warranties, agreements, covenants, rights or responsibilities of the parties made or arising prior to the termination of this Agreement.

         7.5 This Agreement is not assignable by either party hereto without the written consent of the other party; provided however, that the Dealer may assign its rights and obligations under this Agreement to any wholly-owned subsidiary of the ultimate parent company of the Dealer.

         7.6 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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

         7.7 This Agreement is for the exclusive benefit of the parties hereto, and their respective permitted successors and assigns hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                    Harrah's Operating Company, Inc., as Issuer

                                    By:     /s/ James T. Evans
                                            ----------------------------------
                                    Name:   James T. Evans
                                    Title:  Assistant Treasurer

                                    Harrah's Entertainment, Inc., as Guarantor

                                    By:     /s/ James T. Evans
                                            ----------------------------------
                                    Name:   James T. Evans
                                    Title:  Assistant Treasurer

                                    Banc of America Securities LLC, as Dealer

                                    By:     /s/ Christopher M. Piron
                                            ----------------------------------
                                    Name:   Christopher M. Piron
                                    Title:  Managing Director


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ADDENDUM

The following additional clauses shall apply to the Agreement and be deemed a part thereof when the respective parties have placed their initials in the left margin beside the respective paragraph number.

1. The other dealer referred to in clause (b) of Section 1.2 of the Agreement is : Credit Suisse First Boston Corp.

2.       The addresses of the respective parties for purposes of notices under
         Section 7.1 are as follows:

         For the Issuer:     Harrah's Operating Company, Inc.
         Address:            1023 Cherry Road
                             Memphis, TN 38117
         Attention:          Tom Evans, Assistant Treasurer
         Telephone Number:   (901) 537-3439
         Fax Number:         (901) 537-3443

         With a copy to:     Harrah's Operating Company, Inc.
         Address:            5100 West Sahara Boulevard
                             Suite 200
                             Las Vegas, NV 89146
         Attention:          General Counsel
         Telephone:          (702) 579-2610
         Fax Number:         (702) 579-2671

         For the Guarantor:  Harrah's Entertainment, Inc.
         Address:            1023 Cherry Road
                             Memphis, TN 38117
         Attention:          Tom Evans, Assistant Treasurer
         Telephone Number:   (901) 537-3439
         Fax Number:         (901) 537-3443

         For the Dealer:     Banc of America Securities LLC
         Address:            1455 Market Street, 13th Floor,
                             CA5-701-13-03
                             San Francisco, California 94103
         Attention:          Manager, Money Market Origination
         Telephone Number:   (415) 953-7881
         Fax Number:         (415) 622-3429


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EXHIBIT A

FURTHER PROVISIONS RELATING TO INDEMNIFICAION

         (a) The Issuer and the Guarantor jointly and severally agree to reimburse each Indemnitee for all expenses (including reasonable fees and disbursements of internal and external counsel) as they are incurred by it in connection with investigating or defending any loss, claim, damage, liability or action in respect of which indemnification may be sought under Section 5 of the Agreement (whether or not it is a party to any such proceedings).

         (b) Promptly after receipt by an Indemnitee of notice of the existence of a Claim, such Indemnitee will, if a claim in respect thereof is to be made against the Issuer or the Guarantor, notify the Issuer and the Guarantor in writing of the existence thereof; provided that (i) the omission so to notify the Issuer and the Guarantor will not relieve it from any liability which it may have hereunder unless and except to the extent it did not otherwise learn of such Claim and such failure results in the forfeiture by the Issuer or the Guarantor of substantial rights and defenses, and (ii) the omission so to notify the Issuer and the Guarantor will not relieve it from liability which it may have to an Indemnitee otherwise than on account of this indemnity agreement. In case any such Claim is made against any Indemnitee and it notifies the Issuer and the Guarantor of the existence thereof, the Issuer and the Guarantor will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided that if the defendants in any such Claim include both the Indemnitee and the Issuer and the Guarantor and the Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Issuer or the Guarantor, the Issuer and the Guarantor shall not have the right to direct the defense of such Claim on behalf of such Indemnitee, and the Indemnitee shall have the right to select separate counsel to assert such legal defenses on behalf of such Indemnitee. Upon receipt of notice from the Issuer or the Guarantor to such Indemnitee of the Issuer's election so to assume the defense of such Claim and approval by the Indemnitee of counsel, the Issuer or the Guarantor will not be liable to such Indemnitee for expenses incurred thereafter by the Indemnitee in connection with the defense thereof (other than reasonable costs of


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

investigation) unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the provision to the next preceding sentence (it being understood, however, that the Issuer and the Guarantor shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel in the jurisdiction in which any Claim is brought), approved by the Dealer, representing the Indemnitee who is party to such Claim), (ii) the Issuer and the Guarantor shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of existence of the Claim or (iii) the Issuer and the Guarantor has authorized in writing the employment of counsel for the Indemnitee. The indemnity, reimbursement and contribution obligations of the Issuer hereunder shall be in addition to any other liability the Issuer may otherwise have to an Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Issuer and the Guarantor and any Indemnitee. The Issuer and the Guarantor agree that without the Dealer's prior written consent, they will not settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification may be sought under the indemnification provision of the Agreement (whether or not the Dealer or any other Indemnitee is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional release of each Indemnitee from all liability arising out of such Claim.


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